UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2014 (November 11, 2014)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 11, 2014, U.S. Physical Therapy, Inc. (the “Company”) announced that its Chief Financial Officer, Larry McAfee, will present at the Stephens Fall Investment Conference on Wednesday, November 12, 2014.  The presentation will cover an overview of the Company.  The conference is being held at the New York Palace Hotel, New York.

A copy of the updated presentation is posted on the Company’s website, www.usph.com.

The investor presentation contains certain non-GAAP financial measures as defined under Regulation G of the rules and regulations of the SEC.  These non-GAAP financial measures contained in the presentation include a presentation of Adjusted Net Income Attributable to Common Shareholders (“Adjusted Net Income”) and Adjusted EBITDA.  Adjusted Net Income equals net income attributable to common shareholders (“Net Income”) less after-tax effect of 2011 gain on purchase price settlement and certain tax adjustments.  All adjustments are described in our Annual Report on Form 10-K for the year ended December 31, 2013.  Adjusted EBITDA equals Net Income before interest, taxes, depreciation and amortization, equity compensation expense and above mentioned adjustment to arrive at Adjusted Net Income.  See the last pages of the investor presentation which includes a reconciliation of Net Income to Adjusted Net Income and Net Income to Adjusted EBITDA.  Management believes providing these non-GAAP financial measurements to investors are useful information for comparing the Company’s period-to-period results.

Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filings by the Company under such Act or the Securities Act of 1933, as amended.

Item 9.01   Financial Statements and Exhibits

Exhibits                 Description of Exhibits

99.1   *                    Registrant's press release dated November 11, 2014.

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	November 11, 2014	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)